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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 2-96104, 33-13278, 33-27498, 33-45699, 33-58340 and 33-50395 and
Form S-8 Nos. 2-67517, 2-97972, 33-20693, 33-21564, 33-41014 and 33-52329) and
related Prospectuses of Bankers Trust New York Corporation of our report dated January 26, 1994 with respect to the consolidated financial statements of Bankers Trust New York Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1993.



                                          /S/  ERNST & YOUNG



New York, New York
March 10, 1994

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